Exhibit 5.1

Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, UT 84111
Firm No: (801) 532-7840
Facsimile: (801) 532-7750

July 14, 2009

ULURU Inc.
4452 Beltway Drive
Addison, Texas  75001

Ladies and Gentlemen:

We have acted as special counsel to ULURU Inc., a Nevada corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 filed on July 14, 2009 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s:

(i)	common stock, $0.001 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iii)	senior debt securities (the “Senior Debt Securities”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(v)	warrants representing rights to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and

(vi)	units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, or Warrants in any combination (the “Units”);

Collectively, the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are referred to herein as the “Securities”; all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $25,000,000.   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the base prospectus (the “Prospectus”) or any supplements to the Prospectus (each, a “Prospectus Supplement”), other than as expressly stated herein with respect to the issuance of the Securities.

We have been advised by the Company that:

1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Amended and Restated Certificate of Incorporation to be approved by the Company’s Board of Directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2. The Senior Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, which indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

3. The Subordinated Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, which indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

4. The particular terms of any Debt Securities will be set forth in a Prospectus Supplement forming a part of the Registration Statement;

5. Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent or directly issued by the Company to the purchasers of such Warrants (in each case, the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a Prospectus Supplement forming a part of the Registration Statement; and

6. Units may be issued pursuant to a unit agreement to be entered into between the Company and a financial institution as unit agent or directly issued by the Company to the purchasers of such Units (in each case, the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a Prospectus Supplement forming a part of the Registration Statement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights are set forth in the Company’s Amended and Restated Certificate of Incorporation or the Amended and Restated Certificate of Incorporation grants to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors has conferred such rights.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

1.
The Common Stock offered under the Registration Statement will be validly issued, fully paid and nonassessable, provided that  (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Common Stock (“Common Stock Authorizing Resolutions”), and all other necessary corporate action on the part of the Company to duly authorize the issuance of such Common Stock has been taken, (ii) the terms of the offer, issuance and sale of shares of Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) certificates evidencing shares of such Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefore (and in any event in an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Common Stock Authorizing Resolutions.

2.
The Preferred Stock offered under the Registration Statement will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), and all other necessary corporate action on the part of the Company to duly authorize the issuance of such Preferred Stock has been taken, (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s Board of Directors, or an amendment to the Company’s Amended and Restated Certificate of Incorporation approved by the Company’s Board of Directors and stockholders, has been duly filed with the State of Nevada, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) certificates evidencing shares of such Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefore (and in any event in an amount at least equal to the par value thereof), as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Preferred Stock Authorizing Resolutions.

3.
The Debt Securities offered under the Registration Statement will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Debt Securities in exchange for consideration that the Board of Directors or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), and all other necessary corporate action on the part of the Company to duly authorize the issuance of such Debt Securities has been taken, (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of the offer, issuance and sale of such Debt Securities have been duly established in conformity with the applicable indenture, the Company’s Amended and Restated Certificate of Incorporation and the applicable Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4.
The Warrants offered under the Registration Statement will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Warrants in exchange for consideration that the Board of Directors or such committee determines as adequate (“Warrant Authorizing Resolutions”), and all other necessary corporate action on the part of the Company to duly authorize the issuance of such Warrants has been taken, which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the applicable Warrant Agreement and the applicable Warrant Authorizing Resolutions, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Warrant Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.

5.
Units offered under the Registration Statement will constitute valid and legally binding obligations of the Company, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Units in exchange for consideration that the Board of Directors or such committee determines as adequate (“Unit Authorizing Resolutions”), and all other necessary corporate action on the part of the Company to duly authorize the issuance of such Units has been taken, which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units and any securities issuable upon exercise of any warrants included in the Units are to be issued, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement and the Unit Authorizing Resolutions, (iv) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Unit Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures,  Warrant Agreements, Units Agreements or instruments evidencing the Securities that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) any securities (other than shares of Common Stock) into which the Preferred Stock, the Debt Securities, the Warrants, and the securities comprising the Units may be convertible or exercisable.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Parr Brown Gee & Loveless
Parr Brown Gee & Loveless